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                                                                    EXHIBIT 4.5

[COMPASS LOGO]                                     International Trade Services
                                                   P.O. box 4444
                                                   Houston, Texas 77210-4444
                                                   713 867-2717/Fax 713 867-2700
                                                   Telex 6737349
                                                   www.compassweb.com

                   AMENDMENT TO LETTER OF CREDIT NO. S24756T

DATE: MARCH 13, 20001


APPLICANT:                                        BENEFICIARY:
GOODRICH PETROLEUM CORPORATION                    ENRON NORTH AMERICA CORP.
333 TEXAS STREET, SUITE 1375                      1400 SMITH STREET
SHREVEPORT, LOUISIANA 71101                       HOUSTON, TEXAS 77002

AMENDMENT NUMBER THREE (3)

GENTLEMEN:

PLEASE BE ADVISED THAT THE SUBJECT LETTER OF CREDIT HAS BEEN AMENDED AS FOLLOWS:

 .   THE LETTER OF CREDIT AMOUNT HAS BEEN DECREASED BY USD1,550,000.00 (ONE
    MILLION FIVE HUNDRED FIFTY THOUSAND AND NO/100 U.S. DOLLARS) TO A NEW AMOUNT OF USD1,000,000.00 (ONE MILLION AND NO/100 U.S. DOLLARS).

THIS AMENDMENT IS TO BE CONSIDERED AS PART OF THE ABOVE CREDIT AND MUST BE ATTACHED THERETO.

ALL OTHER TERMS AND CONDITIONS OF THE CREDIT REMAIN UNCHANGED.

PROVISIONS APPLICABLE TO THIS CREDIT: THIS CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION) INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500.


/s/ DIANE MCGIFFEN
_________________________
AUTHORIZED SIGNATURE

TCL

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AMENDMENT ACCEPTED BY                                 AMENDMENT NOT ACCEPTED BY


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